Exhibit 23.14

CONSENT OF QUALIFIED THIRD-PARTY FIRM

INDEPENDENT MINING CONSULTANTS, INC.

November 3, 2023

Re: Form S-8 Registration Statement to be filed by McEwen Mining Inc. (the “Company”)

Independent Mining Consultants, Inc. (“IMC”), consent to:

•	the use of the technical report titled “Gold Bar Project, S-K 1300 Technical Report Summary, Feasibility Study, Eureka County, Nevada” (the “Technical Report Summary”) that is current as of December 31, 2021, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”), as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and referenced in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”), which is incorporated by reference in this Registration Statement on Form S-8 being filed by the Company with the SEC, and any amendments thereto (the “Form S-8”);

•	the use of and reference to our company name in the Form 10-K, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Technical Report Summary included in the Form 10-K, which is incorporated by reference in this Form S-8; and

•	the incorporation by reference of any extracts from, or summary of, the Technical Report Summary in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K that is incorporated by reference in this Form S-8.

IMC is responsible for authoring, and this consent pertains to, Sections 12, 13, 18.3 and corresponding subsections of 1, 19, 22, 23 and 24 of the Technical Report Summary. IMC certifies that the Form 10-K has been read, which is incorporated by reference in this Form S-8, and that it fairly and accurately represents the information in the Technical Report Summary for which IMC is responsible.

Independent Mining Consultants, Inc.

/s/ Joseph S.C. McNaughton
Signature of Authorized person for Independent Mining Consultants, Inc.

Joseph S.C. McNaughton
Print Name of Authorized Person for Independent Mining Consultants, Inc.